Exhibit 99.1

CSS Industries, Inc. Reports Results of Operations for the Quarter and Year Ended March 31, 2013

PHILADELPHIA--(BUSINESS WIRE)--May 21, 2013--CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the quarter and year ended March 31, 2013. As previously announced, the Company sold the Halloween portion of its Paper Magic Group, Inc. (“PMG”) business during the second quarter of fiscal 2013. Under the terms of the purchase agreement, PMG retained responsibility for the manufacture, sale and distribution of all PMG Halloween products for the Halloween 2012 season.

Sales for the fourth quarter of fiscal 2013 decreased 12.3% to $53,621,000 from $61,129,000 in the fourth quarter of fiscal 2012, partially due to lower Halloween sales resulting from our sale of the Halloween business earlier in the year. Loss from continuing operations before income taxes for the fourth quarter of fiscal 2013 was ($5,308,000), compared to ($4,432,000) in the fourth quarter of fiscal 2012. Loss from continuing operations for the fourth quarter of fiscal 2013 was ($1,985,000), or ($0.21) per diluted share, versus ($2,747,000), or ($0.28) per diluted share, in the fourth quarter of the prior fiscal year. Net loss for the fourth quarter of fiscal 2013 was ($2,401,000), or ($0.25) per diluted share, versus ($3,224,000), or ($0.33) per diluted share, in the fourth quarter of fiscal 2012.

Sales for full year fiscal 2013 decreased 5.3% to $364,193,000 from $384,663,000 in full year fiscal 2012. Income from continuing operations before income taxes for the full year fiscal 2013 was $22,637,000, compared to $25,245,000 in the prior year. Income from continuing operations for the full year fiscal 2013 was $15,588,000, or $1.63 per diluted share, versus $16,229,000, or $1.67 per diluted share, in the prior year. Net income for full year fiscal 2013 was $15,227,000, or $1.59 per diluted share, versus $15,670,000, or $1.61 per diluted share, in the prior fiscal year. The Company’s seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

As previously announced in September 2012, the Company sold the Halloween portion of its PMG business to Gemmy Industries (HK) Limited (“Gemmy”). Under the terms of the purchase agreement, Gemmy acquired certain tangible and intangible assets associated with PMG’s Halloween business. As part of the transaction, PMG retained responsibility for the manufacture, sale and distribution of all PMG Halloween products (such as Halloween masks, costumes, make-up and novelties) for the Halloween 2012 season. As a result of this transaction, CSS incurred pre-tax charges, net of proceeds, of $7,064,000 during full year fiscal 2013, which costs primarily relate to cash expenditures for facility closures of $1,375,000, severance of $1,282,000, professional and other costs of $1,341,000, and non-cash asset write-downs of $2,636,000 (including $1,266,000 recorded in cost of sales) and goodwill reduction of $2,711,000. The charges were offset by proceeds of $2,281,000. In connection with the exit of the Halloween product line, a portion of the goodwill associated with the Paper Magic Group reporting unit is required to be allocated to the business being sold. This allocation is made on the basis of the fair value of the assets being sold relative to the overall fair value of the Paper Magic Group reporting unit. During the fourth quarter and for full year fiscal 2013, we paid $484,000 and $1,901,000, respectively, of cash related to these expenses and we expect to pay the remaining cash expenditures through fiscal 2016.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements reflecting the amount of cash expenditures the Company expects to make through fiscal 2016 in connection with its sale of the Halloween portion of its PMG business during the second quarter of fiscal 2013. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the Company’s sale of the Halloween portion of its PMG business during the second quarter of fiscal 2013, including the risk that the cost of implementing the plan will exceed expectations, the risk that the expected benefits of the plan will not be realized and the risk that implementation of the plan will interfere with and aversely affect the Company’s operations, sales and financial performance; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2012 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three months and twelve months ended March 31, 2013 and 2012 and condensed consolidated balance sheets as of March 31, 2013 and March 31, 2012 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Sales	$53,621	$61,129	$364,193	$384,663

Costs and expenses
Cost of sales	40,172	45,455	255,102	273,213
Selling, general and administrative expenses	18,685	20,165	80,619	85,698
Disposition of product line, net	-	-	5,798	-
Interest expense (income), net	17	(32)	(51)	195
Other expense (income), net	55	(27)	88	312
	58,929	65,561	341,556	359,418

(Loss) income from continuing operations before income taxes	(5,308)	(4,432)	22,637	25,245

Income tax (benefit) expense	(3,323)	(1,685)	7,049	9,016

(Loss) income from continuing operations	(1,985)	(2,747)	15,588	16,229

Loss from discontinued operations, net of tax	(416)	(477)	(361)	(559)

Net (loss) income	$(2,401)	$(3,224)	$15,227	$15,670

Net (loss) income per common share
Basic:
Continuing operations	$(0.21)	$(0.28)	$1.63	$1.67
Discontinued operations	$(0.04)	$(0.05)	$(0.04)	$(0.06)
Total	$(0.25)	$(0.33)	$1.59	$1.61

Diluted:
Continuing operations	$(0.21)	$(0.28)	$1.63	$1.67
Discontinued operations	$(0.04)	$(0.05)	$(0.04)	$(0.06)
Total	$(0.25)	$(0.33)	$1.59	$1.61

Weighted average shares outstanding
Basic	9,467	9,711	9,562	9,728
Diluted	9,467	9,711	9,568	9,732

Cash dividends per share of common stock	$0.15	$0.15	$0.60	$0.60

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2013	2012
ASSETS

Current assets
Cash and cash equivalents	$87,108	$66,135
Accounts receivable, net	43,133	45,026
Inventories	62,598	71,671
Deferred income taxes	4,520	3,595
Other current assets	13,073	15,441
Current assets of discontinued operations	2	183

Total current assets	210,434	202,051

PROPERTY, PLANT AND EQUIPMENT, NET	27,956	29,582

DEFERRED INCOME TAXES	3,974	1,184

OTHER ASSETS
Goodwill	14,522	17,233
Intangible assets, net	28,004	29,689
Other	4,290	6,825

Total other assets	46,816	53,747

Total assets	$289,180	$286,564

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued customer programs	4,015	3,298
Other current liabilities	30,718	33,069
Current liabilities of discontinued operations	644	2,390

Total current liabilities	35,377	38,757

LONG-TERM OBLIGATIONS	4,825	4,604

STOCKHOLDERS' EQUITY	248,978	243,203

Total liabilities and stockholders' equity	$289,180	$286,564

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
215-569-9900